Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, George W. Mahoney, Chief Executive Officer and Chief Financial Officer of The Sagemark Companies Ltd., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge, the annual report on Form 10-KSB for the period ending December 31, 2007 of The Sagemark Companies Ltd. and Amendment No. 1 on Form 10-KSB/A thereto (collectively, the “Form 10-KSB”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of The Sagemark Companies Ltd.

Dated: August 21, 2008	/s/ George W. Mahoney
George W. Mahoney
Chief Executive Officer and Chief Financial Officer

[A signed original of this written statement required by Section 906 has been provided to The Sagemark Companies Ltd. and will be retained by The Sagemark Companies Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.]